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                                                                      EXHIBIT 99


FOR IMMEDIATE RELEASE                          CONTACT:  Chuck Hamilton
                                                         615-844-2811

          FIRST ACCEPTANCE CORPORATION PRESIDENT AND CEO STEVE HARRISON
           TO PRESENT AT SANDLER O'NEILL FINANCIAL SERVICES CONFERENCE


         NASHVILLE, Tenn., June 2, 2005 - First Acceptance Corporation (NYSE:
FAC), Nashville-based retailer, service provider and underwriter of non-standard personal automobile insurance, said today that its president and chief executive officer, Steve Harrison, will present at the Sandler O'Neill Financial Services Conference in New York, NY, on Thursday, June 9, 2005, at 10:15 a.m. Central/Eastern Time. The audio portion of the presentation will be webcast and the presentation will be posted on First Acceptance Corporation's website, www.firstacceptancecorp.com. Links to the webcast and presentation can be found in the investor relations section of First Acceptance Corporation's website on the day of the presentation. For the audio, please go to the website at least 15 minutes prior to the presentation to download and install any necessary audio software. The webcast replay will be available for 30 days.

ABOUT FIRST ACCEPTANCE CORPORATION

         First Acceptance Corporation began its operations as Liberte Investors, Inc. in 1986. Its insurance subsidiary, US Auto, which began operations in 1995, provides non-standards private passenger automobile insurance primarily through employee-agents in 239 retail offices in 11 states. The Company's insurance company subsidiaries are licensed to do business in 24 states.


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